UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

__________________

Date of Report (Date of earliest event reported):   June 1, 2016

NeoMedia Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21743	36-3680347
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1515 Walnut Street, Suite 100, Boulder CO	80302
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	(303) 546-7946

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.04	TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF BALANCE SHEET ARRANGEMENT

On June 1, 2016, NeoMedia Technologies, Inc., a Delaware corporation (the “Company”), received a demand letter (the “Demand”) from YA Global Investments L.P. f/k/a Cornell Capital Partners LP, a Cayman Islands partnership (the “Lender”), regarding payment in connection with one or more purported events of default under the terms and conditions of certain financing documents entered into by and between the Lender and the Company (the “Financing Documents”). The Financing Documents are comprised of those certain amended, restated and consolidated secured convertible debentures filed as exhibits to the Company’s Quarterly Report on Form 10-Q on October 28, 2013, in addition to the transaction documents related to the issuance and collateralization of such securities. As a result of the stated events of default, the Lender is making demand upon the Company for payment in full of all amounts due under the Financing Documents, which is $43,501,613 (as of June 1, 2016) in principal and interest accrued as of the date of the Demand, and also seeks all interest, fees, costs, expenses and costs of collection (collectively, the “Amounts Due”). The majority of Company indebtedness was incurred in 2006.

The Demand states that if the Amounts Due are not immediately paid in full, the Lender may commence all appropriate action to collect the outstanding indebtedness without further notice, including without limitation, conducting a secured party sale under the Uniform Commercial Code of all collateral pledged by the Company pursuant to the Financing Documents, including the Company’s assets, as provided in the applicable security documents entered into by the parties.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2016	NEOMEDIA TECHNOLOGIES, INC.

	By:	/s/ Barry S Baer
	Name:	Barry S Baer
	Its:	Chief Financial Officer